Power of Attorney Know all by these presents that the undersigned does hereby make, constitute, and appoint each of Ken Hirschman, James Babikian, Brittany Rowland and Brendon Haase, or any one of them, as the undersigned’s true and lawful attorney-in fact to: 1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a director or officer of Udemy, Inc. (“Udemy”), any Forms 3, 4, and 5 and any other forms, or any amendments to any such forms, required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Forms”); 2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms and any amendments thereto, and the timely filing of such Forms with the Securities and Exchange Commission and any stock exchange or other authority; and 3) take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant hereto shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is Udemy assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms with respect to the undersigned’s holdings of and transactions in securities issued by Udemy, unless earlier revoked by the undersigned in a signed writing delivered to Udemy and each such attorney-in-fact. From and after the date hereof, any power of attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked. IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of _________________________. Sarah Blanchard Docusign Envelope ID: B691D22B-FE6F-405C-A0A1-06F2800333BC 10/31/2024